Exhibit 13.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ragnar Norback, the Chief Executive Officer of Concordia Bus AB (publ), certify that to the best of my knowledge (i) the Form 20-F fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Concorida Bus AB (publ).

/s/ Ragnar Norback	Date: November 7, 2006
Ragnar Norback
Chief Executive Officer